UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 28, 2015

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On August 31, 2015, HealthSouth Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the entry by one of the Company’s home health subsidiaries into a definitive agreement to acquire the home health agency operations of CareSouth Health System, Inc. (“CareSouth”). The Company will address the effects of this acquisition on its previously announced Adjusted EBITDA and earnings per share guidance ranges after the closing of the transaction, which is expected to occur in the fourth quarter of 2015.
The information under this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.
Note Regarding Presentation of CareSouth Financial Measure
The press release includes an amount representing 2014 revenue associated with CareSouth’s operations being acquired. This amount was derived from the historical financial statements of CareSouth and was based on a preliminary review of CareSouth’s accounting policies to determine whether any adjustments were necessary to ensure comparability with the Company’s policies. Additionally, certain of CareSouth’s current operations, including its senior living service division and its Health at Home joint venture, will not be included in this acquisition. Accordingly, the 2014 revenue amount for CareSouth included in the press release is an estimate of the revenue attributable only to those operations being acquired. As more information becomes available, differences may be identified between the accounting policies of the two companies or the initial and the ultimate allocation of revenue among operating units could, in either case, have a material impact on the financial information presented.

Item 8.01. Other Items.
On August 28, 2015, Advanced Homecare Management, Inc., d/b/a Encompass Home Health & Hospice(“Encompass”), and its newly formed subsidiary, EHH Merger Sub Corporation (the “Merger Sub”), both of which are indirect subsidiaries of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CareSouth Health System, Inc. (“CareSouth”), Capitol Partners I, L.P., Capitol Partners II, L.P., Capitol Partners III, L.P., Rick Griffin, and John Southern (collectively, the “Sellers”), and Capitol Partners L.L.C., as the Sellers’ representative. A copy of the Merger Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Pursuant to the Merger Agreement, Encompass will acquire, and the Sellers will sell, certain CareSouth operations, consisting primarily of home health agency operations (the “Acquisition”). Prior to the closing of the Acquisition, CareSouth will transfer certain other operations to an affiliate that will not be acquired by Encompass. At closing, Merger Sub will be merged into CareSouth, and CareSouth will survive as a wholly owned subsidiary of Encompass in return for cash consideration of $170 million, subject to certain adjustments and the escrow amount to be held back, to be paid to the holders of the issued and outstanding equity interests of CareSouth.
The Merger Agreement contains representations and warranties customary for transactions of this type. The Sellers have agreed to various customary covenants and agreements, including, among others, to conduct its business in the ordinary course, consistent with past practice during the interim period between the execution of the Merger Agreement and the closing of the Acquisition and not to engage in certain kinds of significant transactions during this period. The parties have also agreed to use their commercially reasonable efforts to obtain regulatory approvals, including requirements under healthcare provider change of ownership rules and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In addition, the Merger Agreement provides for indemnification rights with respect to breaches of certain representations, warranties, and covenants by either party, as well as for other specified matters.
Consummation of the Acquisition is subject to certain customary conditions, including, among others, (i) the accuracy of the representations and warranties of, and the performance of all covenants by, the parties to the Merger Agreement; (ii) the absence of a material adverse effect with respect to the business of CareSouth being acquired; (iii) the absence of certain legal injunctions or impediments prohibiting the transaction; (iv) certain healthcare regulatory approvals; (v) the receipt of third-party consents under certain material agreements; and (vi) the expiration or termination of all applicable waiting periods under the HSR Act.
The Merger Agreement also contains certain termination provisions for the Company and the Sellers’ Representative (including if the Acquisition is not completed by December 1, 2015). Subject to the satisfaction of the closing conditions, the parties anticipate completing the Acquisition in the fourth quarter of 2015.
The description of the Merger Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Merger Agreement. The copy of the Merger Agreement attached as an exhibit to this Form 8-K is intended to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates or about CareSouth or its subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the entities being acquired or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement.
Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K and the press release are forward-looking statements, such as those relating to the merger consideration and the likelihood, timing and effects of the completion of the Acquisition. In addition, the Company may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking statements speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such statements, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, are inherently uncertain, and involve a number of risks and uncertainties. The Company’s actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, the regulatory review and approval process for the Acquisition, the satisfaction of other closing conditions, including expiration of the waiting period under the HSR Act; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company, including those related to issues at acquired companies and litigation brought to prevent the closing of the Acquisition; the possibility the Acquisition will experience other unexpected delays; the ability to finance any acquisition purchase price on terms and conditions anticipated or consistent with the Company’s historical financing activity; any adverse effects on the Company’s ability to fund its operations or meet its obligations under its outstanding debt instruments because of the terms of the financing of any acquisition; any adverse effects on the Company’s stock price resulting from the announcement, closing or the integration of any acquisition; the ability to ultimately realize anticipated tax benefits; the ability to successfully complete and integrate any acquisition consistent with the Company’s growth strategy, including realization of anticipated revenues and cost savings, minimizing the negative impacts on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in the Company’s management team; changes in the regulation of the healthcare industry broadly or the inpatient rehabilitation or home health segments specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry and the Company’s response thereto; the ability to maintain proper local, state and federal licensing where the acquired company does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as any unforeseen issues related to integration of the acquired company’s systems; the ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Form 10–K for the year ended December 31, 2014 and Form 10–Q for the quarters ended March 31, 2015 and June 30, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of HealthSouth Corporation, dated August 31, 2015.

99.2
Agreement and Plan of Merger, dated as of August 28, 2015, by and among Advanced Homecare Management, Inc. (d/b/a Encompass Home Health & Hospice), EHH Merger Sub Corporation, CareSouth Health System, Inc., Capitol Partners I, L.P., Capitol Partners II, L.P., Capitol Partners III, L.P., Rick Griffin, John Southern and Capitol Partners L.L.C., as the sellers’ representative.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION
By:	/s/ John P. Whittington
Name:	John P. Whittington
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: September 3, 2015